UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

Dynasty Energy Resources, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-1417907	26-0855681
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street Washington, VA 22747

 (Address of Principal Executive Office) (Zip Code)

(540)-675-3149

 (Registrant’s telephone number, including area code)

Rm O-R, Floor 23 rd , Building A, Fortune Plaza

Shenzhen, P.R. China 518040

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Dynasty Energy Resources, Inc.

Form 8-K/A

Amendment No. 1

Explanatory Note

This Amendment No. 1 to Form 8-K (“Amendment”) amends information reported by Dynasty Energy Resources, Inc.  (“DYER”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2010 (the “Original Form 8-K”). This Amendment is filed by the Company to correct the number of common shares acquired by Belmont Partners, LLC under Item 1.01 of the Original Form 8-K in connection with the material definitive agreement that Belmont Partners, LLC entered with the majority shareholders of the Company. Item 1.01 of the Original Form 8-K, as amended, is set forth in its entirety below. No other amendments are being made to the Original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2010, Belmont Partners, LLC entered into a material definitive agreement with the majority shareholder of the Company to acquire sixty-six million four hundred thirty thousand five hundred and four (66,430,504) shares of the Company’s common stock.  As a result of the transaction, Belmont Partners, LLC controls approximately 66.26% of the Company’s outstanding capital stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynasty Energy Resources, Inc.

Date: July 21, 2010	By:	/s/Joseph Meuse
Joseph Meuse
President